Exhibit 23.3

CONSENT OF RBC CAPITAL MARKETS, LLC

We hereby consent to the inclusion of our opinion letter to the Board of Directors of Investors Bancorp, Inc. (“Investors”) as Annex B to the Joint Proxy Statement/Prospectus, which forms a part of the Registration Statement on Form S-4, as amended, dated the date hereof relating to the proposed transaction between Investors and Roma Financial Corporation and to the references to such opinion therein. This consent relates solely to the Registration Statement and not to any subsequent amendments thereto or any other document.

In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

/s/ RBC Capital Markets, LLC

Dated: April 25, 2013